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                                                                     EXHIBIT 4.L


                                 AMENDMENT NO. 2
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT


     This AMENDMENT NO. 2 TO POST-PETITION LOAN AND SECURITY AGREEMENT (this "Amendment") is dated February 4, 2000, is by and among BANK OF AMERICA, N.A. ("Agent"), FRUIT OF THE LOOM, INC. ("Borrower"), and FRUIT OF THE LOOM, LTD. and certain domestic Subsidiaries of Borrower ("Guarantors").

     WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of December 29, 1999 (as from time to time amended, the "Loan Agreement"); and

     WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, the parties hereto agree as follows:

     1.   Amendments.

          (a) Clause (v) of the definition of "Eligible Accounts" is amended to read in its entirety as follows:

          (v) if the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or the applicable Guarantor to seek judicial enforcement in such State of payment of such Account, the Borrower or the applicable Guarantor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

          (b) Clauses (e) and (j) of the definition of "Permitted Liens" are amended to read in their entirety as follows:

               (e) Liens on inventory owned by Foreign Subsidiaries and not located in the United States or Canada;

               (j) Negative pledges by Foreign Subsidiaries with respect to the assets of Foreign Subsidiaries located outside of the United States or Canada;

          (c) In clause (iv) of the definition of "Termination Date," the reference to "Plan of Reorganization" is changed to "Reorganization Plan" and the reference to "Reorganization Cases" is changed to "Bankruptcy Cases."





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          (d)  The last clause of the penultimate sentence of clause 2.2(m), is amended to read as follows:

               "without need for the delivery of a Notice of Borrowing."

          (e) The last sentence of Section 2.3(a) is amended to read as follows:

               "The Term Loan shall initially be a Base Rate Term Loan."

          (f) In Section 4.8, the last three priorities of payments shall be amended to read as follows:

               "sixth, to pay interest due in respect of the Term Loan; seventh, to pay or prepay principal of the Term Loan; and eighth, to the payment of any other Obligation, including any amounts relating to Bank Products due to the Agent or any Lender by the Borrower."

          (g) In Section 6.6, the reference to "Borrowers business" is changed to "Borrower's business."

          (h) In the first sentence of Section 6.12, the reference to "The Borrower and the Guarantors" is changed to "Each of the Borrower and the Guarantors."

          (i) The last clause of Section 11.1(o), following the phrase "any such pari passu or senior Superpriority Claim," is amended to read as follows:

               "or the Adequate Protection Order, the Interim Order or the Final Order shall be stayed, modified, reversed or vacated without the written consent of Agent;"

          (j)  The word "or" is inserted between clauses (ii) and (iii) of
     Section 11.1(p).

     2. Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

          (a) Execution and delivery of this Amendment by Majority Lenders, Borrower and Guarantors; and

          (b) Approval by the official committee of unsecured creditors appointed in the Bankruptcy Cases.

     3.   Reference to and Effect Upon the Loan Agreement.

          (a) Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.




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          (b)  Upon the effectiveness of this Amendment, each reference in the
     Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

     4. Defined Terms. Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

     5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     6. Headings. Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)





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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                              BANK OF AMERICA, N.A.,
                              as Agent and Lender


                              By:
                                 --------------------------------------
                              Name:  Beverly J. Gray
                              Title: Senior Vice President


BORROWER
in its capacity as
debtor-in-possession:
                              FRUIT OF THE LOOM, INC.,
                              a Delaware corporation


                              By:
                                  -------------------------------------
                              Name:  Brian J. Hanigan
                              Title: Vice-President and Treasurer

GUARANTORS
each in its capacity as
debtor-in-possession:
                              MARTIN MILLS, INC.,
                              a Louisiana corporation

                              PRO PLAYER, INC.,
                              a New York corporation

                              RABUN APPAREL, INC.,
                              a Georgia corporation

                              SALEM SPORTSWEAR CORPORATION,
                              a Delaware corporation

                              UNION SALES, INC.,
                              a Delaware corporation

                              UNION YARN MILLS, INC.,
                              an Alabama corporation

                              WHITMIRE MANUFACTURING, INC.,
                              a South Carolina corporation



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                              WINFIELD COTTON MILL, INC.,
                              an Alabama corporation

                              FTL REGIONAL SALES COMPANY, INC.,
                              a Delaware corporation

                              LEESBURG YARN MILLS, INC.,
                              an Alabama corporation

                              SALEM SPORTSWEAR, INC.,
                              a New Hampshire corporation

                              FRUIT OF THE LOOM TRADING COMPANY,
                              a Delaware corporation

                              UNION UNDERWEAR COMPANY, INC.,
                              a New York corporation

                              ALICEVILLE COTTON MILL, INC.,
                              an Alabama corporation

                              THE B.V.D. LICENSING CORPORATION,
                              a Delaware corporation

                              FAYETTE COTTON MILL, INC.,
                              an Alabama corporation

                              FOL CARIBBEAN CORPORATION,
                              a Delaware corporation

                              FRUIT OF THE LOOM ARKANSAS, INC.,
                              an Arkansas corporation

                              FRUIT OF THE LOOM CARIBBEAN, INC.,
                              a Delaware corporation

                              FRUIT OF THE LOOM, INC.,
                              a New York corporation

                              FRUIT OF THE LOOM TEXAS, INC.,
                              a Texas corporation

                              FTL SALES COMPANY, INC.,
                              a New York corporation



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                              GITANO FASHIONS LIMITED,
                              a Delaware corporation

                              GREENVILLE MANUFACTURING, INC.,
                              a Mississippi corporation

                              JET SEW TECHNOLOGIES, INC.,
                              a New York corporation

                              NWI LAND MANAGEMENT, INC.,
                              a Delaware corporation

                              ARTEX MANUFACTURING COMPANY, INC.,
                              a Delaware corporation

                              FTL INVESTMENTS, INC.,
                              a Delaware corporation

                              LEESBURG KNITTING MILLS, INC.,
                              an Alabama corporation

                              DEKALB KNITTING CORP.,
                              an Alabama corporation

                              SHERMAN WAREHOUSE CORP.,
                              a Mississippi corporation

                              FTL SYSTEMS, INC.,
                              a Tennessee corporation


                              By:
                                 --------------------------------------------
                              Name:  Brian J. Hanigan
                              Title: Vice President and a Financial Officer
                                     of each of the foregoing entities
                                     identified as a Guarantor

                              FRUIT OF THE LOOM, LTD.,
                              a Cayman Islands corporation


                              By:
                                  -------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------






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